EXHIBIT 10.32

Agreement

by and between

1.	Pieris AG, whose principal place of business is at Lise-Meitner-Str. 30, 85354 Freising, Germany, represented by its member of the management board Stephen Yoder

- hereinafter referred to as the “the Company” -

and

2.	OrbiMed Private Investments III, LP, 601 Lexington Avenue, 54th Floor, New York, NY 10022, USA

- hereinafter referred to as “Lender 1” -

3.	OrbiMed Associates III, LP, 601 Lexington Avenue, 54th Floor, New York, NY 10022, USA

- hereinafter referred to as “Lender 2” -

4.	Novo Nordisk A/S, Novo Allé, 2880 Bagsværd, Denmark

- hereinafter referred to as “Lender 3” -

5.	TransConnect Unternehmensberatungs- und Beteiligungs AG, Prinzregentenstraße 56, 80538 Munich, Germany

- hereinafter referred to as “Lender 4” -

6.	BioM Aktiengesellschaft Munich BioTech Development, Am Klopferspitz 19 a, 82152 Planegg-Martinsried, Germany

- hereinafter referred to as “Lender 5” -

7.	The Global Life Science Ventures Fonds II GmbH & Co. KG, Von-der-Tann-Straße 3, 80539 Munich, Germany

- hereinafter referred to as “Lender 6” -

8.	The Global Life Science Ventures Fund II Limited Partnership, PO Box 431, Alexan-der House,13-15 Victoria Road, St. Peter Port, Guernsey, G41 3ZD

- hereinafter referred to as “Lender 7” -

9.	Gilde Europe Food & Agribusiness Fund B.V., Newtonlaan 91, 3584 BP Utrecht, The Netherlands

- hereinafter referred to as “Lender 8” -

10.	BayTech Venture Capital GmbH & Co. KG, Herzog-Heinrich-Straße 22, D-80336 Munich, Germany

- hereinafter referred to as “Lender 9” -

11.	Coöperatieve AAC LS U.A., Gooimeer 2-35, P.O. Box 5187, 1410 AD Naarden, The Netherlands

- hereinafter referred to as “Lender 10” -

The parties named under 2. to 11. above are hereinafter also collectively referred to as the “Lenders” and each individually as a “Lender”. The parties named under 1. to 11. above are hereinafter also collectively referred to as the “Parties” and each individually as a “Party”.

Preamble

A.	On November 12, 2012, as amended in March 2014, and on April 14, 2014, the Company and its shareholders entered into agreements regarding convertible bridge loans (Wandeldarlehen) (jointly the “Loan Agreements”) totaling to a loan amount of EUR 4,000,000.00 (the “Loans”).

B.	The Lenders have provided to the Company loan facilities under the Loans, which are currently outstanding as follows:

Lender	Loan Amount 2012 (EUR)	Loan Amount 2014 (EUR)	Total (EUR)
OrbiMed Private Investments III, LP	492.113	797.987	1.290.100 (“Loan 1”)
OrbiMed Associates III, LP	4.687	5.001	9.688 (“Loan 2”)
Novo Nordisk A/S	199.606	199.606	399.212 (“Loan 3”)
TransConnect Unternehmensbera-tungs- und Beteiligungs AG	50.285	53.659	103.944 (“Loan 4”)
BioM Aktiengesellschaft Munich Bio-Tech Development	164.751	13.747	178.498 (“Loan 5”)
The Global Life Science Ventures Fonds II GmbH & Co. KG	252.173	168.746	420.919 (“Loan 6”)
The Global Life Science Ventures Fund II LP	196.145	131.254	327.399 (“Loan 7”)
Gilde Europe Food & Agribusiness Fund B.V.	421.015	300.000	721.015 (“Loan 8”)
BayTech Venture Capital GmbH & Co. KG	0	200.000	200.000 (“Loan 9”)
Coöperatieve AAC LS U.A.	219.225	130.000	349.225 (“Loan 10”)

Total	2.000.000	2.000.000	4.000.000

C.	On October 10, 2014 the Parties and the other shareholders of the Company together with further investors have entered into an investment agreement (“Investment Agreement”). Pursuant to Sec. 3 para. 1 lit. f. of the Investment Agreement each of the Lenders undertook vis-à-vis each of the shareholders of the Company, but not vis-à-vis the Company, to assign to the Company its claim for repayment of the outstanding loan facilities as stated in the table under lit. B. above and any and all interest accrued thereon and to waive vis-à-vis the Company any and all claims out of or in connection with the Loan Agreements and the corresponding Loans.

NOW, THEREFORE, the Parties hereby agree as follows.

§1

Non-Statutory Contributions into the Capital Reserves

1.	Each of the Lenders hereby renders further contributions into the capital reserves of the Company pursuant to § 272 para. 2 No. 4 German Commercial Code (sonstige Leistungen in die Kapitalrücklage der Gesellschaft gemäß § 272 Abs. 2 Nr. 4 HGB) by way of an assignment to the Company of the full outstanding principal amount of the Loans paid by him to the Company and any and all interest accrued thereon, in each case under the condition that they are credited to the capital reserves of the Company within the meaning of § 272 para. 2 No. 4 HGB. The Company hereby accepts each of such assignments.

2.	A portion of the further contributions by the Lenders set forth in the below table into the capital reserves of the Company pursuant to para. 1 above shall be rendered by such Lenders on behalf of and to the benefit of OrbiMed Private Investments III, LP (“OrbiMed LP”) as set forth in the following table:

Lender	Contribution on behalf of and to the benefit of OrbiMed LP (EUR)
Novo Nordisk A/S	103,296
BioM Aktiengesellschaft Munich BioTech Development	55,625
The Global Life Science Ventures Fonds II GmbH & Co. KG	114,060
The Global Life Science Ventures Fund II LP	88,717
Gilde Europe Food & Agribusiness Fund B.V.	194,028
Coöperatieve AAC LS U.A.	95,866

Total	651,592

§2

Settlement of the Loan Agreements

Each of the Lenders hereby waives vis-à-vis the Company any and all further rights and claims the respective Lender might have out of or in connection with the Loan Agreements and the corresponding Loans. The Company hereby accepts each of such waivers. Each of the Lenders on the one hand and the Company on the other hand hereby agree that following the assignment under § 1 above, any and all rights and claims under the Loan Agreements are finally settled.

§3

Final Provisions

1.	Any joint and several liability (gesamtschuldnerische Haftung) of the Lenders shall be excluded.

2.	Amendments and additions to this Agreement must be made in writing to be effect-tive. This shall also apply to a waiver of the written form requirement as well as to a waiver of any right or claim under this Agreement.

3.	Should individual terms of this Agreement be or become invalid or unenforceable or if this Agreement contains gaps, this shall not affect the validity of the remaining terms of this Agreement. In place of the invalid, unenforceable or missing term, such valid term which the Parties would reasonably have agreed, had they been aware at the conclusion of this Agreement that the relevant term was invalid, unenforceable or missing, shall be deemed to have been agreed. Should a term of this Agreement be or become invalid because of the scope or time of performance for which it provides, then the agreed scope or time of performance shall be amended to correspond with the extent legally permitted.

4.	To the extent that such an agreement is legally valid, the courts competent for Munich, Germany shall have exclusive jurisdiction over this Agreement.

[Signature page follows]

/s/ i.V. Th. Straßner	/s/ i.V. Th. Straßner
Pieris AG (represented by the management board)	BioM Aktiengesellschaft Munich BioTech Development

/s/ i.V. Th. Straßner	/s/ i.V. Th. Straßner
TransConnect Unternehmensberatungs- Und Beteiligungs AG	The Global Life Science Ventures Fonds II GmbH & Co. KG

/s/ i.V. Th. Straßner	/s/ i.V. Th. Straßner
The Global Life Science Ventures Fund II Limited Partnership	Gilde Europe Food & Agribusiness Fund B.V.

/s/ i.V. Th. Straßner	/s/ i.V. Th. Straßner
BayTech Venture Capital Gmb & Co. KG	Coöperatieve AAC LS U.A.

/s/ i.V. Th. Straßner	/s/ i.V. Th. Straßner
OrbiMed Private Investments III, LP	OrbiMed Associates III, LP

/s/ i.V. Th. Straßner
Novo Nordisk A/S